Exhibit 99.1

Verecloud, Inc.
6560 S. Greenwood Plaza Blvd. Suite 400
Englewood, CO 80111

October 27, 2010

Dear Shareholders,

Welcome to the first annual Verecloud shareholder letter.  With so many exciting things happening at Verecloud, I wanted to share my perspective on the past year and provide added insight into the outstanding opportunity that lies ahead for Verecloud and its shareholders.

The first question many people ask is “Who is Verecloud?” Our simple answer is: We are a cloud services broker that enables communication service providers (CSPs) to become trusted service partners, drive new revenue streams from their small and medium-sized business customers (SMBs) and capitalize on the growing cloud computing market.

Since becoming a public company on August 31, 2009, we have experienced the same highs and lows of other early stage companies.  We not only have weathered the storm, we have emerged with even more confidence in our ability to deliver real solutions for the problems facing CSPs today. That is why I am so confident about our ability to drive growth as we enter our second year as a public company.

2010 Highlights

Internally, we call the year ended June 30, 2010, the “Tale of Four Quarters” as each quarter presented a unique set of circumstances that, in the end, made us a stronger company that is poised to capitalize on the opportunities that lie ahead:

First Quarter 2010 (July 1, 2009 to September 30, 2009) - A New Beginning

•	Became a public company in August 2009

•	Began development of the Nimbus Xchange

•	Continued to grow revenue at our major customer, Skyterra (now LightSquared)

•	Generated revenue of $3.5 million and net income of $0.9 million

Second Quarter 2010 (October 1, 2009 to December 31, 2009) – Responding to Adversity

•	Skyterra taken private; halted Verecloud work in November

•	Verecloud focus shifted to financial stability and new customer opportunities

•	Continued work on Nimbus development

•	Generated revenue of $1.4 million and a net loss of $0.2 million

Third Quarter 2010 (January 1, 2010 to March 31, 2010) – Long Term Strategic Focus

•	Established Verecloud’s long-term strategic roadmap

•	Expanded our customer base

•	Focused on additional corporate funding

•	Generated revenue of $0.3 million and a net loss of $0.6 million

Fourth Quarter 2010 (April 1, 2010 to June 30, 2010) - New Funding and New Focus

•	LightSquared returned as a major customer

•	Closed on $2 million of investor funding and recapitalized the company

•	Expanded leadership: Added Billy Wood as President and put business development team in place

•	Improved quarter-to-quarter revenue by 174 percent to $0.7 million and reduced our net loss to $0.5 million

We enter 2011 with outstanding momentum. Our June 2010 funding is providing financial flexibility, our major customer has returned, Nimbus Xchange development is on track and, with our new team, we are aggressively pursuing new customers.

2011 – Our Vision and Goals

Already Delivering Results

This momentum hasn’t stopped. We have already had some major successes in fiscal year 2011:

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Added Dr. Hossein Eslambolchi and Phillip Tonge to our Board in August 2010 -- Dr. Eslambolchi is a recognized leader in technology and his agreement to join our board provides strong validation of our vision and potential. He will provide invaluable technological and strategic advice. Phil Tonge has been a leader in both the energy and telecommunications industries and his experience will be vital to expanding our customer base.

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Became publicly traded in September 2010 – We are very excited to now be trading on the Over-the-Counter market under the symbol “VCLD”. We are expanding our investor and public relations efforts to broaden exposure to the Verecloud story.

Focus on Execution

With our strategic plan and vision in place, we turn to execution. I’ve outlined my perspective on the key things that make Verecloud an exciting company for employees, customers and shareholders:

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Growing Cloud Computing Opportunity -- It is hard to escape the amount of press that cloud computing is receiving these days. Although cloud computing still is in the early adopter phase, Gartner projects it could become a $27 billion market by 2013. As the barriers to growth are eliminated, the scope of the opportunity is expected to reach $80 billion by 2015. Two segments of the market that are projected to contribute significantly to this burgeoning opportunity are the small-to-medium business (SMB) sector, which is growing at 24 percent for cloud-based services, and government agencies, which are up 40 percent for the same services. Verecloud is tailoring its business development efforts to seize opportunities in these high-growth segments.

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Providing CSPs with New Revenue Streams– We have spent a great deal of time forging our vision of the cloud computing market and defining our competitive edge in the space.  We believe that CSPs will become the “trusted intermediary” for literally hundreds of cloud applications and services.  We see CSPs as the natural point of convergence for delivering a wide array of cloud services to customers because they already are the initial point of entry to the cloud and have a strong billing and customer support relationship with their customers.  However, most CSPs do not currently have the back office systems to monetize the array of available cloud services.  That’s where we come in.

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Nimbus Xchange – Lower Cost and Quicker to Market – We are developing Nimbus Xchange, our cloud service broker solution that directly addresses the back office challenges facing CSPs today.  We help CSPs accelerate the adoption of cloud-based services by providing them a cost-effective, secure, highly scalable service delivery framework that enables them to quickly “stand-up” and monetize a myriad of cloud services.  Our product combines both innovative Verecloud intellectual property (covered by provisional patents) and technology and applications supplied through strategic partnerships. Today, our key partners include Gigaspaces, Belatrix, Idea 2 and Elastic Path.

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Multiple Revenue Streams - We derive revenue through two major avenues:  1) Nimbus Xchange – This is the cornerstone of Verecloud. We are targeting domestic and international Tier I and Tier II CSPs in our business development efforts.  Our revenue model consists of a combination of license fees, integration fees and transaction fees for each deployment; 2) Professional Services – For the past four years, Verecloud has successfully engaged with major companies in delivering professional services.  Today, our major customer is LightSquared, where we provide technology and business process oversight for the rollout of their national 4G open wireless broadband network.

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Outstanding Team - We couldn’t execute on this strategy without an outstanding team. With the addition of our new board members, along with the expansion of our leadership team, we have assembled one of the most experienced teams in telecommunications. Across all areas – Leadership, Technology, Strategy, Operations and Finance - our team brings a wealth of experience and insight gained from Fortune 500 companies across the cable, telecom and wireless sectors. As Chief Executive Officer and a shareholder, I am very confident that we have the right team to drive growth for Verecloud.

2011 Goals

With these outstanding pieces in place, we have set key goals for fiscal year 2011 and are on track to deliver on them:

•	Successfully complete the first phases of the Nimbus Xchange platform

•	Deploy Nimbus Xchange with at least two major customers

•	Continue to strategically grow professional services

•	Drive market awareness and understanding of Verecloud

•	Maintain financial stability and flexibility and drive continued improvement in operating performance

As you can see, we are very excited about 2011. With challenging economic conditions, we know it will not be easy, but we believe we are in position to benefit from the explosive cloud computing growth. Our differentiated cloud services broker solution will solve real problems for our customers and drive increased shareholder value.

Thank you for being a shareholder and we look forward to an exciting and successful year ahead.

By:      /s/ John McCawley
            John McCawley
            Chief Executive Officer